UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2023

Sarcos Technology and Robotics Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39897	85-2838301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South 500 West, Suite 150
Salt Lake City, Utah		84101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 927-7296

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STRC	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Common Stock at an exercise price of $69.00 per share	STRCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by Sarcos Technology and Robotics Corporation (the “Company”) in a current report on Form 8-K filed on July 12, 2023 (the “July Form 8-K”), Jorgen Pedersen ceased to be Chief Operating Officer of the Company and its subsidiaries (the “Company Group”) on July 12, 2023 (the “Separation Date”). At the time of the filing of the July Form 8-K, it was anticipated that Mr. Pedersen would continue to be available as an advisor to the Company following the termination of his employment; however, that is no longer the case.

In furtherance of the terms of Mr. Pedersen’s employment agreement with the Company and Sarcos Corp. effective as of April 25, 2022 (the “Employment Agreement”), the Company, Sarcos Corp., and Mr. Pedersen have entered into a Separation Agreement and Release (the “Separation Agreement”), that became effective on August 31, 2023. Pursuant to the Separation Agreement, Mr. Pedersen will receive the following benefits, which include payments in full satisfaction of the severance benefits provided by the Employment Agreement:

•
payments in the aggregate amount of $170,767.20, less applicable withholdings, at the rate of $28,461.20 per month, less applicable withholdings, for a period of six (6) months following the Separation Date in accordance with regular payroll practices (the “Severance Payment”); and
•
direct payment of the premium costs to continue health coverage for Mr. Pedersen and his dependents under the Consolidated Omnibus Reconciliation Act of 1985 as amended, or COBRA, or taxable monthly payments in lieu thereof equal to such premium costs, in either case, for up to six (6) months following the Separation Date, unless he and his dependents become covered under similar plans or are no longer eligible for continuation coverage under COBRA.

In addition, if a Change in Control (as defined in the Employment Agreement) occurs during the period beginning on the Separation Date and ending three (3) months after the Separation Date, Mr. Pedersen will be entitled to the following additional benefits:

•
Mr. Pedersen will no longer receive the Severance Payment described above and will instead receive a lump sum severance payment in the amount of $170,767.20, less the gross amount of any payments made as part of the Severance Payment and less applicable withholdings;
•
a lump sum bonus severance payment equal to $119,537.04, less applicable withholdings; and
•
acceleration of vesting of Mr. Pedersen’s outstanding equity awards that were unvested as of the Separation Date, with equity awards subject to vesting based on achievement of performance criteria vesting as to one hundred percent (100%) of the amount of the award and assuming the performance criteria had been achieved at target levels for the performance period, unless otherwise provided in the applicable award agreement.

In exchange for these benefits, Mr. Pedersen has agreed to a general release of the Company and its affiliates, and the other terms of the Separation Agreement.

The foregoing description of the Separation Agreement is qualified in its entirety by the full text of the Separation Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Separation Agreement and Release, dated as of August 23, 2023, between Sarcos Technology and Robotics Corporation and Jorgen Pedersen*
104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sarcos Technology and Robotics Corporation

Date:	September 1, 2023	By:	/s/ Stephen Sonne
		Name: Title:	Stephen Sonne Chief Legal Officer